Exhibit 23.1







                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1993 Stock Incentive Plan and the 1993 Directors' Stock Option Plan of First Defiance Financial Corp. of our report dated January 21, 2000, with respect to the consolidated financial statements of First Defiance Financial Corp. included in this Annual Report (Form 10-K) for the year ended December 31, 1999.




                                                            /s/Ernst & Young LLP
                                                            --------------------
                                                            Ernst & Young LLP




Cleveland, Ohio
March 14, 2000